PRESS RELEASE

New York
February 2, 2007

NEW GENERATION HOLDINGS
FILES DEFINITIVE PROXY MATERIALS
FOR “SPIN-OFF” OF PLASTINUM CORP.

New Generation Holdings, Inc. (“NGPX-OTC-BB”) (the “Company”) announced that it has filed definitive proxy materials and related documents with the Securities and Exchange Commission in connection with, among other things, the proposed “spin-off” of its subsidiary Plastinum Corp. to the Company stockholders. A Special Meeting of Stockholders of New Generation Holdings will be held on February 16, 2007 to vote upon the “spin-off” and other matters.

About New Generation Holdings, Inc.

New Generation Holdings, Inc. is a platform to build shareholder value through the acquisition and development of businesses and technologies. The company's present focus is restricted to the plastic industry. The company is incorporated in the United States and its shares trade on the Over-the-Counter Bulletin Board market under the symbol “NGPX”. In the plastic blending sector, New Generation Holdings owns Plastinum Corp. Plastinum Corp. has offices in New York. The Company owns and develops a patented and proprietary plastic blending technology. Plastinum Corp. has built several prototypes in France and it has built a commercial size unit, targeted at the computer scrap market as well as other plastic scrap.

New Generation Holdings, Inc.
245 Park Avenue, 39th floor
New York, N.Y. 10167
Telephone: (1) 212 7924030
Facsimile: (1) 212 7924001
E-mail: info@ngpx.com

Certain statements in this news release, including statements that we “believe”, “expect”, “intend” or words of similar import, are forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, and whether the contemplated “spin-off” of Plastinum will be consummated, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, the following: general economic and business conditions; competition; unexpected changes in technologies and technological advances; ability to commercialize and manufacture products; results of experimental studies; research and development activities; changes in, or failure to comply with, governmental regulations; and the ability to obtain adequate financing in the future. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of the Company’s Securities and Exchange Commission filings and the filings of Plastinum Corp. available at http://www.sec.gov.

SOURCE: New Generation Holdings Inc.

By Staff

CONTACT:
New Generation Holdings, Inc.
Jacques Mot
(212) 792-4030
info@ngpx.com